Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY
for
Tender of Shares of Common Stock
of
MGM MIRAGE

THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, FEBRUARY 14, 2008, UNLESS THE TENDER OFFER IS EXTENDED.

As set forth in Section 3 of the Offer to Purchase (as defined below), this form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if (1) certificates representing shares of common stock, par value $.01 per share, of MGM MIRAGE, a Delaware corporation, are not immediately available, (2) the procedures for book-entry transfer cannot be completed on a timely basis or (3) time will not permit all required documents to reach the depositary prior to the expiration date (as defined in the Offer to Purchase). This form may be delivered by hand or transmitted by facsimile transmission or mail to the depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

MELLON INVESTOR SERVICES LLC

By Facsimile Transmission:
(For Eligible Institutions Only)
(412) 209-6443

By Mail:	By Overnight Delivery:	By Hand:

Reorganization Department	Reorganization Department	Reorganization Department
P.O. Box 3301	480 Washington Blvd.	480 Washington Blvd.
South Hackensack, NJ 07606	Jersey City NJ 07310	Jersey City NJ 07310

To Confirm Facsimile Transmissions:
(For Eligible Institutions Only)
(201) 680-4860

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE IS NOT TO BE USED TO GUARANTEE SIGNATURES.  IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

Whereas MGM MIRAGE, a Delaware corporation (“MGM MIRAGE”) and Infinity World (Cayman) L.P., a Cayman Islands limited partnership (“IW”) and an indirect wholly-owned subsidiary of Dubai World, a Dubai, United Arab Emirates government decree entity (“DW”), have invited the stockholders of MGM MIRAGE to tender up to 15,000,000 shares of MGM MIRAGE’s common stock, $0.01 par value per share, for purchase by MGM MIRAGE and IW (collectively, the “Purchasers”) pursuant to the Offer to Purchase dated January 17, 2008 (the “Offer to Purchase”).

The undersigned hereby tenders to Purchasers, at a price of $80.00 per share, on the terms and subject to the conditions set forth in the Offer to Purchase, and the related letter of transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. The shares of common stock of MGM MIRAGE are referred to as “shares.”

Number of Shares to be tendered:            shares.

CONDITIONAL TENDER

(See Instruction 12 of the letter of transmittal)

A tendering stockholder may condition his or her tender of shares upon Purchasers purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least that minimum number of shares you indicate below is purchased by Purchasers pursuant to the terms of the Offer, none of the shares tendered will be purchased. It is the tendering stockholder’s responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and each stockholder is urged to consult his or her own tax advisor. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

☐	The minimum number of shares that must be purchased, if any are purchased, is: shares.

If, because of proration, the minimum number of shares designated will not be purchased, Purchasers may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked this box:

☐	The tendered shares represent all shares held by the undersigned.

Certificate Nos. (if available):

Name(s) of Record Holder(s):

(Please Type or Print)

Address(es):

Zip Code:

Daytime Area Code and Telephone Number:

Signature(s):

Dated:	, 2008

If shares will be tendered by book-entry transfer, check this box ☐ and provide the following information:

Account Number at Book-Entry Transfer Facility:

3

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

GUARANTEE
(Not To Be Used For Signature Guarantee)

The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, The New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchange Medallion Program, or is otherwise an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees (1) that the above named person(s) “own(s)” the shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) that such tender of shares complies with Rule 14e-4 under the Exchange Act and (3) to deliver to the depositary either the certificates representing the shares tendered hereby, in proper form for transfer, or a book-entry confirmation (as defined in the Offer to Purchase) with respect to such shares, in any such case together with a properly completed and duly executed letter of transmittal (or a facsimile thereof), with any required signature guarantees, or an agent’s message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, within three New York Stock Exchange trading days (as defined in the Offer to Purchase) after the date hereof.

The eligible institution that completes this form must communicate the guarantee to the depositary and must deliver the letter of transmittal and certificates for shares to the depositary within the time period shown herein. Failure to do so could result in financial loss to such eligible institution.

Name of Firm:

Authorized Signature:

Name:
(Please Type or Print)

Title:

Address:

Zip Code:

Area Code and Telephone Number:

Dated:	, 2008

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.

CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

4